UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005 (August 31, 2005)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.

SIGNATURES

Third Amendment to Voting Trust Agreement among The Nasdaq Stock Market, Inc., National Association of Securities Dealers, Inc., and The Bank of New York, dated as of August 31, 2005.

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2005, The Nasdaq Stock Market, Inc. (“Nasdaq”) entered into the Third Amendment to Voting Trust Agreement with the National Association of Securities Dealers, Inc. (“NASD”) and The Bank of New York (“BONY”), as voting trustee (the “Amendment”). The Amendment amends and supplements the Voting Trust Agreement, dated as of June 28, 2000, as previously amended on January 18, 2001 and July 18, 2002 (collectively, the “Agreement”). The Agreement established a voting trust that covers shares of common stock of Nasdaq underlying warrants sold by NASD as part of the private placements of Nasdaq’s common stock in 2000 and 2001 (the “Warrant Shares”). Under the Agreement, the Warrant Shares underlying exercised warrants remain in the voting trust until Nasdaq’s registration as a national securities exchange (“Exchange Registration”) is approved by the U.S. Securities and Exchange Commission (the “SEC”). The voting trust was designed to ensure NASD retained voting control over Nasdaq until Exchange Registration. The Amendment amends the Agreement to enable a holder of Warrant Shares underlying exercised warrants to remove these Warrant Shares from the voting trust upon the earlier to occur of (1) Exchange Registration or (2) the effectiveness of a registration statement pursuant to the Securities Act of 1933 covering the resale of such Warrant Shares. Nasdaq and NASD are working on the timing of the registration process to facilitate the resale of the Warrant Shares as contemplated by the Amendment. Any such registration is subject to approvals, including by Nasdaq’s Board of Directors.

Nasdaq is a subsidiary of NASD. A copy of the Amendment is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

1.01	Third Amendment to Voting Trust Agreement among The Nasdaq Stock Market, Inc., National Association of Securities Dealers, Inc., and The Bank of New York, dated as of August 31, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2005	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel

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